                                  Exhibit 10.7
                                  ------------

                                    LEASE OF
                               219 MEDFORD STREET
                             MALDEN, MASSACHUSETTS


                               Table of Contents


ARTICLE I
    1.1  INTRODUCTION................................   1
    1.2  BASIC DATA..................................   1
    1.3  ADDITIONAL DEFINITIONS......................   2

ARTICLE II
    2.1  LEASE OF PREMISES...........................   3

ARTICLE III
    3.1  BASIC RENT..................................   3
    3.2  RENT ADJUSTMENT.............................   3

ARTICLE IV
    4.1  COMMENCEMENT DATE...........................   4
    4.2  CONDITION OF THE PREMISES...................   4

ARTICLE V
    5.1  PERMITTED USE...............................   4
    5.2  INSTALLATIONS AND ALTERATIONS BY TENANT.....   5

ARTICLE VI
    6.1  PROHIBITION.................................   6

ARTICLE VII
    7.1  LANDLORD REPAIRS............................   7
    7.2  TENANT'S AGREEMENT..........................   8
    7.3  UTILITIES...................................   8

ARTICLE VII
    8.1  PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES....   8
    8.2  ABATEMENT...................................   9
    8.3  ALTERNATE TAXES.............................  10

ARTICLE IX
    9.1  DEFINITIONS.................................  10
    9.2  TENANT'S PAYMENTS...........................  10

ARTICLE X
    10.1  LANDLORD'S INDEMNITY.......................  10
    10.2  TENANT'S INDEMNITY.........................  11
    10.3  PUBLIC LIABILITY INSURANCE.................  11
    10.4  TENANT'S RISK..............................  11
    10.5  INJURY CAUSED BY THIRD PARTIES.............  12

ARTICLE XI
    11.1  LANDLORD'S RIGHTS..........................  12

ARTICLE XII
    12.1  ABATEMENT OF RENT..........................  12
    12.2  RIGHT OF TERMINATION.......................  13
    12.3  RESTORATION................................  13
    12.4  AWARD......................................  13

ARTICLE XIII
    13.1  TENANT'S DEFAULT...........................  14
    13.2  LANDLORD'S DEFAULT.........................  17

ARTICLE XIV
    14.1  HAZARDOUS SUBSTANCES.......................  17
    14.2  WAIVER.....................................  18
    14.3  COVENANT OF QUIET ENJOYMENT................  18
    14.4  LANDLORD'S LIABILITY.......................  18
    14.5  NOTICE TO MORTGAGEE OR GROUND LESSOR.......  19
    14.6  ASSIGNMENT OF RENTS AND TRANSFER OF TITLE..  19
    14.7  RULES AND REGULATIONS......................  20
    14.8  ADDITIONAL CHARGES.........................  20
    14.9  INVALIDITY OF PARTICULAR PROVISIONS........  20
    14.10 PROVISIONS BINDING, ETC....................  20
    14.11 RECORDING..................................  20
    14.12 NOTICES....................................  21
    14.13 WHEN LEASE BECOMES BINDING.................  21
    14.14 PARAGRAPH HEADINGS.........................  21
    14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR.......  21
    14.16 STATUS REPORT..............................  22
    14.17 SECURITY DEPOSIT...........................  22
    14.18 REMEDYING DEFAULTS.........................  22
    14.19 HOLDING OVER...............................  23
    14.20 WAIVER OF SUBROGATION......................  23
    14.21 SURRENDER OF PREMISES......................  23
    14.22 BROKERAGE..................................  24
    14.23 GOVERNING LAW..............................  24

ARTICLE XV

    15.1  TENANT'S RIGHT.............................  24
    15.2  BASIC RENT.................................  24
    15.3  GUARANTEES.................................  24

Exhibit LD - Legal Description of Premises
Exhibit OS - Operating Standards for Tenant's Conduct of Business

                                   L E A S E

     THIS INSTRUMENT IS A LEASE, dated as of February 11, 1994 in which the Landlord and the Tenant are the parties hereinafter named, and which relates to the property located at 219 Medford Street, Malden, Massachusetts. The parties to this instrument hereby agree with each other as follows:

                                   ARTICLE I
                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following set forth basic data and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2  BASIC DATA.

          Landlord: Irving S. Brudnick, as Trustee of Bershim Realty Trust.

          Landlord's Original Address: c/o 219 Medford Street, Malden, Massachusetts.

          Tenant: Brudnick Acquisition Corp., a Delaware corporation.

          Tenant's Original Address: c/o General Drug Company, 200 North Fairfield Avenue, Chicago, Illinois 60612.

          Guarantors: GD Holdings of Delaware, Inc. and General Drug Company,
      Inc.

          Basic Rent: The sum of $135,000 per annum, payable at the rate of ELEVEN THOUSAND TWO HUNDRED FIFTY AND 00/100 DOLLARS ($11,250) per calendar month, and proportionately at such rate for any partial month.

          Premises Rentable Area: Agreed to be approximately 45,000 square feet.

          Permitted Uses: Warehouse and distribution space, with auxiliary office space.

          Initial Term: Five (5) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the fifth (5th) anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary shall fall.

          Lease Year: The first Lease Year shall be the period consisting of the first twelve full calendar months, plus the partial month, if any, immediately following the Commencement Date. For example, if the Commencement Date occurred on April 15, 1992, the first Lease Year would run from April 15, 1992 to April 30, 1993.

Each succeeding Lease Year shall be the next consecutive twelve (12) month period, except that the final Lease Year shall end on the date of the termination of this Lease.

          Security Deposit:  None.

          Broker: None.

1.3  ADDITIONAL DEFINITIONS.

          Additional Charges: The amounts prescribed in Sections 8.1, 9.2 and 14.18.

          Commencement Date: As defined in Section 4.1.

          Default of Tenant: As defined in Section 13.1.

          Environmental Regulations: As defined in Section 14.1.

          Extended Term: As defined in Section 15.1.

          Force Majeure: Collectively and individually, strike or other labor trouble, fire or casualty, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control.

          Hazardous Substances: As defined in Section 14.1.

          Initial Public Liability Insurance: $5,000,000.00 per occurrence (combined single limit) for property damage, personal injury or death.

          Operating Expenses: As determined in accordance with Section 9.1.

          Operating Year: As defined in Section 9.1.

          Premises: The building (the "Building") located at 219 Medford Street, Malden, Massachusetts and the land (the "Land") on which it is located as described on Exhibit LD annexed hereto.

          Rent Adjustment: As defined in Section 3.2.

          Tax Year: As defined in Section 8.1.

          Taxes: As determined in accordance with Section 8.1.

          Tenant's Removable Property: As defined in Section 5.2.

          Term of this Lease: The Initial Term and any extension thereof in accordance with the provisions hereof.

                                  ARTICLE II
                                   PREMISES

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant for the Term of this Lease and upon the terms and conditions hereinafter set forth, and Tenant hereby accepts from Landlord, the Premises.

                                  ARTICLE III
                                  BASIC RENT

3.1 BASIC RENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Section 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term (and any Extended Term) of this Lease, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent is not paid when due, Tenant shall pay, in addition to any charges under Section 14.18, at Landlord's request an administrative fee equal to five percent (5%) of the overdue payment.

          (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

3.2 RENT ADJUSTMENT. At the commencement of each Lease Year (including any year during an Extended Term) subsequent to the first Lease Year, Basic Rent shall be adjusted by multiplying the amount of Basic Rent payable for the immediately preceding Lease Year by 100% plus the percentage increase in the "Consumer Price Index" (as hereinafter defined) from, as the case may be, each anniversary of the Commencement Date if the same occurs on the first day of a calendar month and, if the Commencement Date does not occur on the first day of a calendar month, the anniversary of the commencement of the first full calendar month succeeding the Commencement Date to the date of determination, provided, however, that the Basic Rent shall never be less than the amount being paid therefor at the commencement of each Lease Year of the Term. "Consumer Price Index" as used herein shall mean the 1978 Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, Boston, Massachusetts, all items, 1982-84=100 (the "CPI") and shall be used in determining the percentage increase in the CPI for the first Lease Year and each other Lease Year of the Initial Term and the Extended Term. If the level of the CPI is not published for a particular month, then such determination shall be made based on the nearest month prior to such month for which the level of the CPI is published. The CPI is presently published by the United States Bureau of Labor Statistics. In the event such publication ceases, the adjustment of Basic Rent hereunder shall be computed on the basis of whatever index published by the United States Department of Labor or any successor agency thereto is most comparable as a measure of general changes in the cost of living for the Boston area.

                                  ARTICLE IV
                          COMMENCEMENT AND CONDITION

4.1 COMMENCEMENT DATE. The Commencement Date shall be the date set forth in the preamble hereof. If Landlord shall be unable to give possession of the Premises on the Commencement Date for any reason, Landlord shall not be subject to any liability therefor whatsoever. Under such circumstances, the Basic Rent to be paid herein shall not commence until the Premises are available for occupancy, and no such failure to give possession on the Commencement Date shall in any way affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Term of this Lease or change the Commencement Date.

4.2 CONDITION OF THE PREMISES. The Premises are being leased to Tenant AS IS WITHOUT REPRESENTATION OR WARRANTY. Tenant acknowledges that it has inspected the Premises and has found the same to be satisfactory.

                                   ARTICLE V
                                USE OF PREMISES

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses.

          (b) Tenant agrees to conform to the following provisions during the Term of this Lease:

               (i) Tenant will not place on the Premises (including both interior and exterior surfaces of doors and windows) any signs, symbol, advertisement or the like unless such signs, symbols or advertisements comply with all local zoning and other applicable ordinances;

               (ii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or cause any offensive odors or loud noise or constitute a nuisance or a menace;

               (iii) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations;

               (iv) Tenant shall throughout the Term of this Lease (1) continuously use and occupy the Premises for Permitted Uses and (2) operate the Premises in strict accordance with the Operating Standards prescribed in Exhibit OS hereto.

          (c) (i) Tenant acknowledges that its continuous use and occupancy of the Premises, and the regular conduct of its business therein for Permitted Uses in accordance with the provisions of this Article V hereof are of utmost importance to the Landlord in maintaining the character, quality and integrity of the Premises. Tenant acknowledges that Landlord is executing this Lease in reliance upon these covenants and that the covenants set forth herein are a material element of consideration inducing Landlord to execute and deliver this Lease. Tenant further agrees that if it vacates the Premises or fails to so conduct its business therein in accordance with the terms hereof at any time during the Term of this Lease, and if Tenant is not otherwise in default of any of its obligations under the terms of this Lease (which condition Landlord may waive at any time), Landlord shall have the right to terminate this Lease at any time upon not less than sixty
     (60) days' prior notice.

5.2 INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions or improvements in or to the Premises other than those required and covered by Section 7.2 of this Lease, without Landlord's prior written consent provided, however, that Tenant may make, without Landlord's prior consent, any alterations, additions or improvements which are decorative or nonstructural in nature, which do not affect the Premises' operating systems, and which do not exceed in the aggregate $25,000. Any such alterations, additions or improvements shall (i) be in accordance with complete plans and specifications approved by Landlord,
     (ii) be performed in a good and workmanlike manner and in compliance with all applicable laws, (iii) be made only by contractors or mechanics approved by Landlord, (iv) be made at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate, and
     (v) become part of the Premises and the property of Landlord. If any alterations or improvements shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

          (b) Provided that no Default of Tenant shall have occurred and be continuing, all articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant solely at its expense in the Premises ("Tenant's Removable Property") shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Premises caused by such removal.

          (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. Whenever and as often as any mechanic's lien shall have been filed against the Premises based upon any act or interest of Tenant or of anyone claiming through Tenant, Tenant, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged. If Tenant shall fail to cause such lien to be discharged, Tenant shall have either (i) bonded the same or (ii) insured over the same with a title insurance company or companies satisfactory to Landlord.

                                  ARTICLE VI
                           ASSIGNMENT AND SUBLETTING

6.1 PROHIBITION. (a) Tenant covenants and agrees that whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting.

          (b) Anything in the foregoing Section 6.1(a) to the contrary notwithstanding, Tenant shall not assign or sublet or permit to be assigned or subletted all or any portion of or interest in the Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that: (i) any proposed assignee or subtenant has a credit rating and financial standing reasonably acceptable to Landlord; (ii) any proposed assignee or subtenant will use the Premises only for Permitted Uses; (iii) such assignment or sublease shall have a term equal to the remainder of the Term of this Lease (not including any unexercised option to extend); (iv) the assignee or subtenant agrees directly with Landlord, by written instrument satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting; (v) in no event shall Tenant be released from its obligations under this Lease, and (vi) not later than thirty (30) days prior to the proposed commencement of such assignment or sublease, Landlord shall have received information reasonably sufficient to determine compliance with the foregoing conditions.

          (c) Except as otherwise expressly permitted in this Article VI, if this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of the original named Tenant from the further performance by the original named Tenant hereunder. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor. No assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses.

                                  ARTICLE VII
               RESPONSIBLE FOR REPAIRS AND CONDITION OF PREMISES

7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof and external structure of the Building, all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass, doors or windows on the Premises or for any condition of the Premises caused by any act or neglect of Tenant, its invitees or contractors. It is understood that Landlord's obligations are expressly limited as aforesaid, and Landlord shall not be responsible to make any improvements or repairs to the Premises other than as expressly provided in this Section 7.1.

          (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this Section
     7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

          (c) If repairs are required to be made by Landlord pursuant to the terms hereof, Tenant may demand Landlord make the same forthwith and if Landlord refuses or neglects to commence such repairs within sixty (60) days of delivery of written notice from Tenant and complete the same with reasonable dispatch after delivery of such notice (except in the case of an emergency in which case Tenant may make such repairs twenty four hours following delivery of notice to Landlord) Tenant may (but shall not be required to do so) to make or cause such repairs to be made and charge Landlord therefor.

7.2 TENANT'S AGREEMENT. (a) Tenant will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those specific repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and shall surrender the Premises at the end of the Term of this Lease in such condition. Without limitation, Tenant shall continually during the Term of this Lease maintain the Premises, including, without limitation, all doors, windows, plate glass, awnings, signs, lighting, fixtures, walls, floors, ceilings, parking areas, landscaped areas, paving, striping, curbs and all plumbing, electrical, mechanical and HVAC systems, in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and of the applicable board of fire underwriters, and shall, at Tenant's own expense, obtain all permits, licenses and the like required by applicable law. Notwithstanding the foregoing or the provisions of
     Article XII, but subject to the provisions of Section 14.20, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Premises caused by any act or neglect of Tenant, or its contractors or invitees (including any damage by fire or any other casualty arising therefrom).

          (b) If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand (except in the case of an emergency, in which event Landlord may make such repairs), Landlord may (but shall not be required to do so) make or cause such repairs to be made (the provisions of Section 14.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof.

7.3 UTILITIES. Tenant shall provide for the supply of, and pay for, any and all utilities, including, without limitation, electricity, heat, water, sewer, steam, gas and telephone, necessary or appropriate to the operation of Tenant's business at the Premises.

                                  ARTICLE VIII
                                  ------------

                               REAL ESTATE TAXES
                               -----------------

8.1 PAYMENTS ON ACCOUNT OF REAL ESTATE TAXES. (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease; and the term "Taxes" shall mean all real estate taxes assessed and any fee, tax or charge imposed by any governmental authority, including linkage payments, with respect to the Premises for any Tax Year.

          (b) Tenant shall pay or cause to be paid, before the same become delinquent, all and any Taxes which at any time during the Term of this Lease may be assessed, levied, imposed upon, or become due or payable out of or in respect of, or become a lien on, the Premises or any part thereof or any appurtenance thereof. If, by law, any Taxes may at the option of the taxpayer be paid in installments. Tenant may exercise the option to pay the same at any time before the same become delinquent in installments and, in such event, shall pay such installments as may be allocable to the Term of this Lease as the same respectively become due and before they become delinquent.

          (c) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Taxes, or to seek a reduction in the valuation of the Premises as assessed for real estate or personal property tax purposes by appropriate proceedings diligently conducted in good faith so long as:
     (i) neither the Premises nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost; and (ii) Tenant shall have deposited with Landlord (in cash, by letter of credit or other money equivalent instrument reasonably satisfactory to Landlord) the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Premises, or any part thereof, in such proceedings. Any funds held hereunder by Landlord shall be maintained in a segregated account. Upon the termination of any such proceeding, Tenant shall pay, or shall direct Landlord to pay from Tenant's funds held under this Section, any amount due as finally determined in such proceeding, together with all costs, fees, interest, penalties or other liabilities in connection therewith, and upon such payment, Landlord shall return to Tenant any amount deposited with it (and not previously applied by it as herein provided) with respect to such Taxes.

          (d) Tenant shall furnish Landlord with proof of the payment of such Taxes within seven (7) days of the date of payment. If Tenant fails to pay such Taxes when due or to furnish such proof to Landlord, Landlord may, by sending Tenant five (5) days written notice, demand that Tenant pay such Taxes and if Tenant refuses or neglects to do so, Landlord may pay such Taxes and send Tenant a bill for Taxes paid, plus any penalties imposed thereon, which Tenant shall pay within ten (10) days of receipt. If Tenant fails to pay such bill from Landlord, Landlord shall have the right to terminate this Lease upon not less than thirty (30) days prior notice.

8.2 ABATEMENT. If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year, then out of any balance remaining thereof after deducting Landlord's expenses reasonably incurred in obtaining such refund, Landlord shall pay to Tenant, provided there does not then exist a Default of Tenant, an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest); provided that in no event, shall Tenant be entitled to receive more than the payments made by Tenant on account of Taxes for such Tax Year pursuant to paragraph (b) of Section 8.1. Any costs of obtaining an abatement which do not result in an abatement, refund or otherwise shall be included in Operating Expenses.

8.3 ALTERNATE TAXES. (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or part, or the type thereof, or if additional types of taxes are imposed upon the Premises or Landlord, Tenant agrees that such taxes or other charges shall be deemed to be, and shall be, Taxes hereunder and Tenant shall pay such amount.

          (b) If a tax, (other than a Federal or State net income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

                                   ARTICLE IX
                                   ----------

                               OPERATING EXPENSES
                               ------------------

9.1 DEFINITIONS. For the purposes of this Article, the following terms shall have the following respective meanings:

          Operating Year: Each calendar year in which any part of the Term of this Lease shall fall.

          Operating Expenses: The aggregate costs or expenses reasonably incurred by Tenant with respect to the insurance, operation (including without limitation all charges for utilities furnished to the Premises), administration, cleaning, repair, snowplowing, groundskeeping, landscaping, maintenance and management of the Premises.

9.2 TENANT'S PAYMENTS. Tenant shall pay any and all Operating Expenses relating in any way to the use, operation and maintenance of the Premises which may arise or become due during the Term of this Lease, it being the intention of the parties hereto that under no circumstances shall Landlord have any obligation or responsibility with respect to any of the Operating Expenses. In the event of any non-payment of any of the Operating Expenses by Tenant, Landlord shall have, in addition to all other rights and remedies, all of the rights and remedies provided for herein or by law in the case of the non-payment of Basic Rent, Additional Charges or other charges due under this Lease.

                                   ARTICLE X
                                   ---------

                    INDEMNITY AND PUBLIC LIABILITY INSURANCE
                    ----------------------------------------

10.1 LANDLORD'S INDEMNITY. Landlord agrees to indemnify and save harmless Tenant from and against all claims, loss, cost, damage or expense of whatever nature arising from any accident, injury or damage occurring outside of the Premises or on the property where such accident, damage or injury results from negligence on the part of Landlord or Landlord's agents or employees or independent contractors or Landlord's failure to perform its obligations under Section
     7.1. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorney's fees and costs at both the trial and appellate levels.

10.2 TENANT'S INDEMNITY. To the maximum extent this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless Landlord from and against all claims, loss, cost, damage or expense of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage occurring outside of the Premises but on the property where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents or employees or independent contractors; (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; or (iv) from any breach of Section 14.1 hereof; and, in any case, occurring after the date of this Lease until the end of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

10.3 PUBLIC LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.2. Each such policy shall be non-cancelable and non-amendable with respect to Landlord, and Landlord's said designees without thirty (30) days' prior notice and shall be in at least the amounts of the Initial Public Liability Insurance specified in Section
     1.3 or such greater amounts as Landlord shall from time to time request, and a duplicate original or certificate thereof shall be delivered to Landlord.

10.4 TENANT'S RISK. Tenant agrees to use and occupy the Premises at Tenant's own risk. To the maximum extent this agreement may be made effective according to law, Landlord shall have no responsibility or liability for any loss of or damage to Tenant's Removable Property. Tenant shall carry "all-risk" property insurance at a

     "replacement cost" basis but in any event whatever is required to prevent Tenant from being a coinsured thereunder (including, without limitation, all contents, glass in windows and doors, so-called improvements and betterments), and provide a waiver of subrogation as required in Section
     14.20. The provisions of this Section 10.4 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during such further period as Tenant may use or be in occupancy of any part of the Premises.

10.5 INJURY CAUSED BY THIRD PARTIES. To the maximum extent this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or otherwise.

                                   ARTICLE XI
                                   ----------

                         LANDLORD'S ACCESS TO PREMISES
                         -----------------------------

11.1 LANDLORD'S RIGHTS. Landlord shall have the right to enter the Premises during business hours upon reasonable notice to Tenant (except in the case of emergency) for the purpose of inspecting or making repairs to the same, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees, purchasers or tenants of any part of the Premises. At Landlord's request, Tenant shall provide Landlord with keys and security codes which may be necessary to gain such access to the Premises. For a period commencing one (1) year prior to the end of the Term of this Lease, Landlord shall have the right to display and to post any signs on and about the Premises advertising the Premises for sale and/or lease.

                                  ARTICLE XII
                                  -----------

                           FIRE, EMINENT DOMAIN, ETC.
                           -------------------------

12.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty not caused by the negligence or other misconduct of Tenant, Basic Rent and Additional Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord and Tenant shall each have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving the other party notice of its election so to do within thirty (30) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate on the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant pursuant to Section 5.2) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the 30-day period referred to in Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty
     (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                 ARTICLE XIII
                                 ------------

                                    DEFAULT
                                    -------

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

          (i) Tenant shall fail to pay the Basic Rent, Additional Charges or other charges hereunder when due and payable and such default shall continue for a period of five (5) days after receipt of notice from Landlord; or

          (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty
                 (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

          (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

          (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

          (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future, Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant), trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

          (vi)   If a Default of Tenant of the kind set forth in clauses (i) or
                 (ii) above shall occur and if either (x) Tenant shall cure such Default within any applicable grace period or (y) Landlord shall, in its sole discretion, permit Tenant to cure such Default after any applicable grace period has expired, and an event which would constitute a similar Default if not cured within the applicable grace period shall occur more than once within the next 365 days, whether or not such event is cured within the applicable grace period; then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

          (b) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

          (c) In the event of any termination, Tenant shall pay the Basic Rent, Additional Charges, and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, in addition to the costs and expenses set forth in Section 13.1(h): (i) the Basic Rent, Additional Charges and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such relenting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting, and (ii) if, in accordance with Section 3.1(a), Tenant commenced payment of the full amount of Basic Rent on any day other than the Commencement Date, the amount of Basic Rent that would have been payable during the period beginning on the Commencement Date and ending on the day Tenant commenced payment of the full amount of Basic Rent under such Section 3.1(a). Tenant shall pay the portion of such current damages referred to in clause (i) above to Landlord monthly on the days on which the Basic Rent would have been payable hereunder if this Lease had not been terminated, and Tenant shall pay the portion of such current damages referred to in clause (ii) above to Landlord upon such termination.

          (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election, Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Additional Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period.

          (e) Anything in this Section 13.1 to the contrary notwithstanding, in case of any Default of Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, upon Tenant's specific request in writing, Landlord shall use reasonable efforts to re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, provided, however, that Tenant surrenders the Premises, delivers the keys to the Premises to Landlord, is current in its obligations to pay rent hereunder, and cooperates with Landlord in its efforts to re-let the Premises for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent, under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

          (f) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv) or (a)(v) of this Section 13.1 with respect to the guarantor shall constitute a Default of Tenant hereunder.

          (g) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

          (h) All costs and expenses incurred by or on behalf of Landlord or Tenant (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by the party against whom any arbitration award or judgment is entered. The parties specifically waive any and all rights to a jury trial. Interest on any sums due from one party to the other under any arbitration award or judgment shall accrue from the date such monies are due at the interest rate provided in Section
     14.18 hereof.

13.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                                  ARTICLE XIV
                                  -----------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

14.1 HAZARDOUS SUBSTANCES. Tenant shall not store, locate, generate, produce, process, treat, transport, discharge, emit, release, deposit or dispose of any dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any applicable law, statute, code, ordinance, regulation, requirement or rule relating thereto (hereinafter collectively called "Environmental Regulations"), and also including ureaformaldehyde, polychlorinated biphenyls, asbestos, asbestos containing materials, nuclear fuel or waste, radioactive materials, explosives, carcinogens and petroleum products, or any other waste, material, substance, pollutant or contaminant (hereinafter collectively called "Hazardous Substances") (but specifically, excluding any drugs and other items in Tenant's inventory which are a part of Tenant's permitted use under this Lease and which are stored, located, generated, produced, processed, treated, transported, discharged, emitted, released, deposited or disposed of on the Premises in compliance with Environmental Regulations) in, upon, under, over or from the Premises. In no event shall Tenant store, locate, generate, produce, process, treat, transport, discharge, emit, release, deposit or dispose of any Hazardous Substance in a manner which would subject Landlord to any damages, penalties or liabilities under any applicable Environmental Regulation. Tenant shall (a) not permit any Hazardous Substances to be stored, located, generated, produced, processed, treated, transported, discharged, emitted, released, deposited or disposed of or to escape therein, thereupon, thereunder, thereover or therefrom, (b) cause Hazardous Substances found thereon as a direct result of the Tenant's operation of its business at, or occupancy of the Premises, to be properly removed therefrom and properly disposed of in accordance with all applicable Environmental Regulations,
     (c) not install or permit to be installed any underground storage tank therein or thereunder, and (d) comply with all Environmental Regulations which are applicable to the Premises.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

          (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Additional Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest (including the rents and profits therefrom) in the Premises at the time owned, for recovery of any judgment from Landlord, it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Premises.

          (b) With respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly.

          (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

          (d) Where provision is made in this Lease for Landlord's consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as an additional charge, any expenses incurred by Landlord (including, without limitation, legal fees and costs, if any) in connection therewith. Notwithstanding anything contained herein to the contrary, in the event that it is finally adjudicated that Landlord's consent was unreasonably withheld and the Tenant prevails in an action for specific performance or injunction, Landlord shall pay all costs incurred by Tenant in any such proceedings.

          (e) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall use reasonable efforts not to interfere with Tenant's business and shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

          (b) In no event shall the acquisition of Landlord's interest in the Premises by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Premises back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

          (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Premises by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations thereafter accruing hereunder.

14.7 RULES AND REGULATIONS. Intentionally Omitted.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated as an Additional Charge or other charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10 PROVISIONS BINDING, ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested: If intended for Landlord, addressed to Landlord at Landlord's Original Address (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice). If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice). All such notices shall be effective when deposited in the United States Mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may request, and Tenant hereby appoints such holder as Tenant's attorney-in-fact to execute such subordination or attornment agreement upon default of Tenant in complying with such holder's request. At Tenant's request, Landlord shall use its best efforts to obtain a non-disturbance agreement from the holder of such mortgage or ground lease.

14.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT. If, in Section 1.2 hereof, a security deposit is specified, Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that Landlord shall hold the same throughout the Term of this Lease as security for the performance by Tenant of all obligations on the part of Tenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. If Landlord shall so apply any or all of such deposit, Tenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. There then existing no Default of Tenant, Landlord shall return the deposit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Term of this Lease and surrender of possession of the Premises by Tenant to Landlord at such time. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. If Landlord conveys Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums (including, without limitation, attorneys' fees), together with interest thereon at a rate equal to three percent (3%) over the base rate in effect from time to time at The First National Bank of Boston (but in no event less than eighteen percent (18%) per annum), as an additional charge. Any payment of Basic Rent, Additional Charges or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to three percent (3%) over the base rate in effect from time to time at The First National Bank of Boston (but in no event less than eighteen percent (18%) per annum) from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Basic Rent then in effect plus Escalation Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease insofar as the same may be applicable. Landlord may, but shall not be required to, and only on written notice to Tenant after the expiration of the Term of this Lease, elect to treat such holding over as a renewal of one (1) year, to be on the terms and conditions set forth in this Section 14.19.

14.20 WAIVER OF SUBROGATION. Insofar as, and to the extent that, the following provision shall not make it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises is located (even though extra premium may result therefrom), Landlord and Tenant mutually agree that any property damage insurance carried by either shall provide for the waiver by the insurance carrier of any right of subrogation against the other, and they further mutually agree that, with respect to any damage to property, the loss from which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss to the extent of the insurance proceeds paid with respect thereto.

14.21 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all alterations, additions and improvements attached directly or indirectly or in any manner to the Premises, which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease, excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. At Landlord's request, Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the Premises provided no Default of Tenant shall have occurred and be continuing; and Tenant shall repair any damages to the Premises caused by such removal. Any of Tenant's Removable Property which shall remain in or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.22 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker (as such term is defined in Section 1.2 hereof), and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker).

14.23 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts, as the same may from time to time exist.

                                   ARTICLE XV
                                   ----------

                               OPTIONS TO EXTEND
                               -----------------

15.1 TENANT'S RIGHT. Provided that at the time of each exercise (i) there exists no Default of Tenant, (ii) this Lease is then in full force and effect, and (iii) Tenant is in actual occupancy of the entire Premises demised hereunder, Tenant shall have the right and option to extend the Term of this Lease for two (2) extended terms (each such extended term, an "Extended Term") of five (5) years each. Each Extended Term shall commence on the date immediately succeeding the expiration date of the Initial Term or the preceding Extended Term, as the case may be, and shall end on the day immediately preceding the fifth (5th) anniversary of the first day of the applicable Extended Term. Tenant shall exercise such option to extend by giving written notice to Landlord not later than twelve (12) months prior to the expiration date of the Initial Term or the preceding Extended Term, as the case may be. The giving of such notice by Tenant shall automatically extend the Term of this Lease for the applicable Extended Term and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, this Lease shall automatically terminate at the end of the Initial Term or the preceding Extended Term, as the case may be, and Tenant shall have no further option to extend the Term of this Lease, it being agreed that time shall be of the essence with respect to the giving of such notice. Each Extended Term shall be on all the terms and conditions of this Lease, except that (a) the provisions of this Section 15.1 shall not be effective with respect to the subsequent Extended Term, and (b) the Basic Rent for each Extended Term shall be determined pursuant to Section 15.2 hereof.

15.2 BASIC RENT. The Basic Rent for each Extended Term shall be determined as set forth in Sections 3.1 and 3.2 hereof.

15.3 GUARANTEES. The Tenant shall cause each Guarantor to execute and deliver a Lease Guaranty guarantying the payment and performance of all obligations of the Tenant hereunder.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

                                   LANDLORD:
                                   --------

                                       BERSHIM REALTY TRUST


By  /s/  Martha Brudnick               By  /s/  Irving S. Brudnick
  -------------------------              -------------------------
  Martha Brudnick, as Trustee            Irving S. Brudnick, as Trustee
    and not individually                   and not individually


                                    TENANT:
                                    ------


                                       BRUDNICK ACQUISITION CORP.


                                       By  /s/  Sidney Gimbel
                                         -------------------------
                                         President


                                       By  /s/  Sidney Gimbel
                                         -------------------------
                                         Treasurer

                                  EXHIBIT LD

                         LEGAL DESCRIPTION OF PREMISES
                         -----------------------------

                               See Deed Attached

                                  EXHIBIT OS

             OPERATING STANDARDS FOR TENANT'S CONDUCT OF BUSINESS
             ----------------------------------------------------

     1. Garbage Removal. Tenant shall cause all garbage from the Premises to be removed from the Premises on a daily basis or such other basis as may reasonably be required by Landlord. Under no circumstance whatsoever is garbage to be stored in front of the Building. Tenant shall keep the area around any dumpsters within the Premises clean and free from garbage and other debris at all times. Tenant shall contract to have garbage removed from the Premises as necessary, but not less than on a daily basis or such other basis as may reasonably be required by Landlord. Upon request, Landlord shall have the right to require that any garbage which may produce offensive odors or be likely to attract vermin or rodents be refrigerated.

     2. Snow and Ice Removal. At all times snow and ice removal from entryways and sidewalks in use by Tenant and Tenant's clientele shall be the sole responsibility of Tenant. During such times, Tenant shall keep such entryways and sidewalks free of snow and ice by shoveling, salting and sanding as necessary to keep such entryways and sidewalks safe for use by Tenant, Tenant's employees, Tenant's clientele, and the public.